                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):             APRIL 25, 1997


                             TECHNICLONE CORPORATION
               (Exact name of Registrant as specified in charter)


          DELAWARE                      0-17085                  95-3698422
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


14282 FRANKLIN AVENUE, TUSTIN, CALIFORNIA                        92780-7017
(Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code:            (714) 838-0500


                                 NOT APPLICABLE
         (Former name or former address, if changed, since last report)








                               Page 1 of 105 Pages
                           Exhibit Index is on Page 5

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


         On April 29, 1997, Techniclone Corporation, a Delaware corporation (the "Company") entered into a First Amendment to Stock Exchange Agreement (the "Amendment") with the stockholders of Peregrine Pharmaceuticals, Inc., a Delaware corporation ("Peregrine"), pursuant to which the Company agreed to amend certain provisions of the Stock Exchange Agreement ("Stock Exchange Agreement") between the Company and the stockholders of Peregrine and to issue an additional 80,000 shares of its Common Stock in exchange for all of the issued and outstanding capital stock of Peregrine as set forth in the Amendment. The Amendment provides that the major stockholders of Peregrine, who all agreed to the amendment on April 24, 1997, will have a one year lock-up of the Techniclone shares issued to them in the exchange except that during the lock-up period the Sanderling entities are permitted to sell up to 275,000 shares, the Saunders entities are permitted to sell up to 275,000 shares, Jennifer Lobo is permitted to sell up to 90,000 shares and Philip Thorpe is permitted to sell up to 50,000 shares. The Amendment also provides that the Company will sell Sanderling $550,000 worth of its Common Stock on the Closing Date of the transaction contemplated by the Stock Exchange Agreement and the Amendment at a purchase price per share equal to eighty percent (80%) of the average closing price of Techniclone's Common Stock for the five trading days immediately preceding the Closing Date.

         As there are no further contingencies, the Agreements have been finalized and all of the preconditions to the closing were met before April 30, 1997, the Company will account for the transaction contemplated by the Stock Exchange Agreement in the year ended April 30, 1997.

         The consideration to be paid for the outstanding shares of stock of Peregrine, consisting of 5,080,000 shares of the Company's Common Stock, will be issued upon a determination by the California Commissioner of Corporations that the terms and conditions of the transaction are fair to Peregrine's stockholders or upon the effectiveness of a registration statement filed by the Company relating to the shares of Common Stock to be issued to the Peregrine stockholders.

ITEM 5    OTHER EVENTS

         On April 25, 1997, Techniclone Corporation, a Delaware corporation (the "Registrant" or the "Company") entered into a 5% Preferred Stock Investment Agreement and a Registration Rights Agreement with eleven (11) investors pursuant to which the Company sold 12,000 shares of 5% Adjustable Convertible Class C Preferred Stock (the "Class C Stock") for an aggregate purchase price of $12,000,000. The Company filed a Certificate of Designation with the Delaware Secretary on April 23, 1997 creating the 5% Adjustable Convertible Class C Preferred Stock. In connection with the issuance of the Class C Stock, the Registrant paid Cappello & Laffer Capital Corp. a non-accountable expense allowance of $100,000 and a $720,000 commission representing six percent of the Purchase Price of the Class C Stock and issued a Warrant to purchase 1,200 shares of Class C Stock at $1,000 per share.

         The Class C Stock is convertible at the option of the holder, commencing on the day after the fifth month anniversary of the Closing Date, into a number of shares of Common Stock of the Registrant determined by dividing $1,000 plus all accrued but unpaid dividends by the Conversion Price. The Conversion Price is the average of the lowest trading price of Registrant's Common Stock for the five consecutive trading days ending with the trading day prior to the conversion date reduced by 13 percent starting on the 1st day of the 8th month after the Closing Date, 20 percent starting on the 1st day of the 10th month after the Closing Date, 22.5 percent starting on the 1st day of the 12th month after the Closing Date, 25 percent starting on the 1st day of the 14th month after the Closing Date, 27 percent starting on the 1st day of the 16th month after the Closing Date and thereafter. At any time after March 24, 1998, the Conversion Price will be the lower of the Conversion Price as calculated in the preceding sentence or the average of the Closing Price of the Company's Common Stock for the thirty (30) trading days including and immediately preceding March 24, 1998 (the "Conversion Cap"). In addition to the Common Stock issued upon conversion of the Class C Stock, Warrants to purchase one-fourth of the number of shares of Common Stock issued upon the conversion will be issued to the converting investor. The Warrants are exercisable at 110 percent of the Conversion Cap for a period of five years from the closing date.

         The Holders of the Class C Stock are entitled to receive dividends at the rate of $50.00 per share per annum commencing September 30, 1997 and thereafter quarterly. The dividends are to be paid in Class C Stock valued at $1,000 per share (fractional shares to be paid in cash) or at the option of the Company in cash. The Class C Stock is subject to mandatory redemption upon certain events which are within the Company's control, and mandatory conversion at any time more than twelve (12) months after the closing date, subject to certain conditions as provided in the Certificate of Designation. Except as provided in the Certificate of Designation or by Delaware law, the Class C Stock does not have voting rights.

         The Company intends to use the proceeds of the offering to complete the clinical trials of the LYM-1 antibody, to begin clinical trials of the TNT antibody, pre-clinical development of the Company's products, construction of facilities and for general corporate and working capital purposes.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Listed below are the financial statements, pro forma financial information and exhibits, if any filed as part of this report.

         (a) Financial Statements of Peregrine Pharmaceuticals, Inc. for the years ended December 31, 1995 and 1996 and for the period from September 16, 1993 (date of inception) through December 31, 1996 and Independent Auditors' Report.

         (b) Unaudited Pro Forma Consolidated Balance Sheet as of January 31, 1997 and the Unaudited Pro Forma Consolidated Statements of Operations for the Nine Months Ended January 31, 1997 and Fiscal Year Ended April 30, 1996.

         (c)   EXHIBITS

Exhibit No.      Description
-----------      -----------


2.1 First Amendment to Stock Exchange Agreement among the stockholders of Peregrine Pharmaceuticals, Inc. and Registrant.

3.1 Certificate of Designation of 5% Adjustable Convertible Class C Preferred Stock as filed with the Delaware Secretary of State on April 23, 1997.

4.1 5% Preferred Stock Investment Agreement between Registrant and the Investors.

4.2               Registration Rights Agreement between the Registrant and the
                  Investors.

4.3 Form of Stock Purchase Warrant, to be issued to the holders of the Class C Preferred Stock upon conversion of the Class C Preferred Stock.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TECHNICLONE CORPORATION



Date:  April 25, 1997              By: /s/ William V. Moding
                                      ------------------------------------------
                                      William V. Moding, Chief Financial Officer

                                  EXHIBIT INDEX


         Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report.

                                                                Sequentially
Exhibit No.     Description                                     Numbered Page
-----------     -----------                                     -------------
--              Unaudited Pro Forma Consolidated Balance               6
                Sheet as of January 31, 1997 and the
                Unaudited Pro Forma Consolidated
                Statements of Operations for the Nine
                Months Ended January 31, 1997 and the
                Fiscal Year Ended April 30, 1996.

--              Financial Statements of Peregrine                     10
                Pharmaceuticals, Inc. for the years
                ended December 31, 1995 and 1996
                and for the period from
                September 16, 1993 (date of inception)
                through December 31, 1996 and
                Independent Auditors' Report.

2.1             First Amendment to Stock Exchange                     25
                Agreement among the stockholders of
                Peregrine Pharmaceuticals, Inc.
                and Registrant.

3.1             Certificate of Designation of 5% Adjustable,          34
                Convertible Class C Preferred Stock as filed with the Delaware Secretary of State on April 23, 1997.

4.1             5% Preferred Stock Investment Agreement               59
                between Registrant and the Investors.

4.2             Registration Rights Agreement between the             79
                Registrant and the Investors.

4.3             Form of Stock Purchase Warrant, to be issued          97
                to the holders of the Class C Preferred Stock upon conversion of the Class C Preferred Stock.

         The following unaudited pro forma consolidated statements of operations for the nine month period ended January 31, 1997 and the fiscal year ended April 30, 1996 and the unaudited pro forma consolidated balance sheet as of January 31, 1997 have been prepared assuming that the acquisition of Peregrine Pharmaceuticals, Inc. (Peregrine) and the issuance of the Series C preferred stock had occurred as of the beginning of the respective periods for the consolidated statements of operations presentation and as of January 31, 1997 for the consolidated balance sheet presentation.

         The unaudited pro forma consolidated financial statements are provided for information purposes only and do not purport to present the financial position or results of operations of Techniclone Corporation (Techniclone or the Company) had the acquisition or the issuance of the Series C preferred stock assumed therein occurred on the dates specified. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results of operations that may be expected in the future.

         Peregrine is a developmental state enterprise and is engaged in research and development of new technologies for use in the production of therapeutic agents for treatment of cancerous tumors. Therefore, the excess of the purchase price paid by Techniclone over the net tangible assets acquired has been recorded as in-process research and development in the accompanying unaudited pro forma consolidated statements of operations.

                             TECHNICLONE CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED JANUARY 31, 1997

                                   TECHNICLONE          PEREGRINE
                                NINE MONTHS ENDED   NINE MONTHS ENDED      ACQUISITION         FINANCING
                                JANUARY 31, 1997    DECEMBER 31, 1996      ADJUSTMENTS     ADJUSTMENTS (4)(5)   CONSOLIDATED
                                -----------------   -----------------   ----------------   ------------------   -------------
REVENUES:
Interest income                 $         198,200   $               -   $           -      $                -   $     198,200
Rental income                              34,107                                                                      34,107
                                -----------------   -----------------   -------------      ------------------   -------------
   Total revenues                         232,307                                                                     232,307

COSTS AND EXPENSES:
Research and development                2,023,381             664,191                                               2,687,572
General and administrative:
     Unrelated entities                 1,387,826             368,165                                               1,755,991
     Affiliates                           216,012               9,014                                                 225,026
Stock based compensation                  395,832                             388,357(2)                              784,189
Interest                                  100,417              36,241          27,624(2)                              164,282
In-process research and
 development                                                               26,632,018(1)                           26,632,018
                                -----------------   -----------------   -------------      ------------------   -------------
   Total costs and expenses             4,123,468           1,077,611      27,047,999                              32,249,078
                                -----------------   -----------------   -------------      ------------------   -------------
Net loss                        $      (3,891,161)  $      (1,077,611)  $ (27,047,999)     $                -   $ (32,016,771)
                                =================   =================   =============      ==================   =============

Pro forma weighted average
 common shares outstanding
                                                                                                                   26,392,912
                                                                                                                =============
Pro forma net loss per common share                                                                             $       (1.21)
                                                                                                                =============


       See notes to unaudited pro forma consolidated financial statements

                             TECHNICLONE CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED APRIL 30, 1996

                                 TECHNICLONE          PEREGRINE
                              FISCAL YEAR ENDED   FISCAL YEAR ENDED        ACQUISITION           FINANCING
                               APRIL 30, 1996       MARCH 31, 1996         ADJUSTMENTS       ADJUSTMENTS (4)(5)      CONSOLIDATED
                              -----------------   -----------------    ------------------    ------------------   -----------------
REVENUES:
Product sales                 $           2,580   $               -    $             -       $                -   $           2,580
License agreements                    3,002,244                                                                           3,002,244
Interest income                         138,499                                                                             138,499
                              -----------------   -----------------    ---------------       ------------------   -----------------
   Total revenues                     3,143,323                                                                           3,143,323

COSTS AND EXPENSES:
Cost of sales                             2,580                                                                               2,580
Research and development              1,679,558             799,921                                                       2,479,479
General and administrative:
     Unrelated entities                 947,816             369,964                                                       1,317,780
     Affiliates                         170,659              88,914                                                         259,573
Stock based compensation                                                       388,357(2)                                   388,357
Interest                                 17,412              22,099             27,624(2)                                    67,135
In-process research and
 development                                                                26,632,018(1)                                26,632,018
                              -----------------   -----------------    ---------------       ------------------   -----------------
   Total costs and expenses           2,818,025           1,280,898         27,047,999                                   31,146,922
                              -----------------   -----------------    ---------------       ------------------   -----------------
Net Income (loss)             $         325,298   $      (1,280,898)   $   (27,047,999)      $                -   $     (28,003,599)
                              =================   =================    ===============       ==================   =================

Pro forma weighted average
 common shares outstanding                                                                                               23,695,008
                                                                                                                  =================
Pro forma net loss per common share                                                                               $           (1.18)
                                                                                                                  =================


       See notes to unaudited pro forma consolidated financial statements

                             TECHNICLONE CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                JANUARY 31, 1997

                              TECHNICLONE         PEREGRINE           ACQUISITION          FINANCING
                            JANUARY 31, 1997   DECEMBER 31, 1996      ADJUSTMENTS       ADJUSTMENTS (4)    CONSOLIDATED
                            ----------------   -----------------   ------------------   ---------------   --------------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents   $      2,065,587   $          15,636   $ 1,072,376(2)(3)    $    11,180,000   $   14,333,599
Investments                          997,118                                                                     997,118
Accounts receivable, net              31,947                                                                      31,947
Inventory                            275,351                                                                     275,351
Prepaid expenses and
 other current Assets                  5,383               6,000       326,700(2)                                338,083
                            ----------------   -----------------   -----------          ---------------   --------------
   Total current assets            3,375,386              21,636     1,399,076               11,180,000       15,976,098

PROPERTY:
Land                               1,050,510                                                                   1,050,510
Building and improvements          3,038,994                                                                   3,038,994
Laboratory equipment               1,353,135                                                                   1,353,135
Office furniture and
 equipment                           219,588                                                                     219,588
                            ----------------   -----------------   -----------          ---------------   --------------
   Total                           5,662,227                                                                   5,662,227

Less accumulated
 depreciation                       (953,725)                                                                   (953,725)
                            ----------------   -----------------   -----------          ---------------   --------------
Property, net                      4,708,502                                                                   4,708,502

OTHER ASSETS:
Note receivable from
 shareholder                         350,000                                                                     350,000
Patents, net                         182,150                                                                     182,150
                            ----------------   -----------------   -----------          ---------------   --------------
   Total other assets                532,150                                                                     532,150

TOTAL                       $      8,616,038   $          21,636   $ 1,399,076          $    11,180,000   $   21,216,750
                            ================   =================   ===========          ===============   ==============

LIABILITIES AND
STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable            $        205,685   $          38,370   $         -          $             -   $      244,055
Accrued legal and
 accounting fees                      85,000             249,304                                                 334,304
Accrued payroll and
 related costs                        99,005              41,181                                                 140,186
Accrued license
 termination fee                     100,000                                                                     100,000
Accrued license and
 royalties                            81,667             273,211                                                 354,878
Accrued interest                      16,476              36,242                                                  52,718
Reserve for contract
 losses                              207,714                                                                     207,714
Current portion of
 long-term debt                       72,609                                                                      72,609
Other current liabilities             68,663              45,913                                                 114,576
                            ----------------   -----------------   -----------          ---------------   --------------

    Total current
    liabilities                      936,819             684,221                                               1,621,040

LONG-TERM DEBT                     1,941,271             750,000      (750,000)(2)                             1,941,271

COMMITMENTS

STOCKHOLDERS' EQUITY:
Preferred Stock, Class A                                 294,109      (294,109)(2)
Preferred Stock, Class B               2,200             444,108      (444,108)(2)                                 2,200
Preferred Stock, Class C                                 926,071      (926,071)(2)                   12               12
Common Stock                      25,406,551                  62    27,368,447(1)(2)(3)                       52,775,060
Additional paid-in capital         2,457,620             142,146      (142,146)(1)(2)        11,179,988       13,637,608
Accumulated Deficit              (21,651,841)         (3,219,081)  (23,412,937)(1)(2)                        (48,283,859)
                            ----------------   -----------------   -----------          ---------------   --------------
                                   6,214,530          (1,412,585)    2,149,076               11,180,000       18,131,021
Less notes receivable
 from sale of
 common stock                       (476,582)                                                                   (476,582)
                            ----------------   -----------------   -----------          ---------------   --------------
   Net stockholders'
   equity                          5,737,948          (1,412,585)    2,149,076               11,180,000       17,654,439
                            ----------------   -----------------   -----------          ---------------   --------------

 TOTAL                      $      8,616,038   $          21,636   $ 1,399,076          $    11,180,000   $   21,216,750
                            ================   =================   ===========          ===============   ==============

       See notes to unaudited pro forma consolidated financial statements

                             TECHNICLONE CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(1) Pro forma adjustments to reflect the purchase of net assets of Peregrine ($186,491) through the issuance of the Company's common stock. The excess purchase price over the fair market value of net assets acquired ($26,632,018) has been allocated to in-process research and development.


(2) Pro forma adjustments to reflect transactions by Peregrine including, the issuance of common stock to a key employee and advisor for prior services (valued at $388,357), the issuance of convertible notes payable for cash and advances receivable ($876,700), the conversion of preferred stock to common stock ($1,664,288), the subsequent conversion of notes payable to common stock ($1,626,700), each of which is to occur prior to or concurrent with the acquisition of Peregrine.


(3) To reflect the issuance of 148,649 shares of the Company's common stock for $550,000 as provided for in the acquisition agreement.


(4) Pro forma adjustments to record the issuance of $12,000,000 in Series C preferred stock net of issuance costs of $820,000. As the financing was the sale of an equity security with dividends payable in preferred stock, there is no effect on the pro forma statement of operations for either the nine months ended January 31, 1997 or the fiscal year ended April 30, 1996.


(5) No pro forma adjustments have been made to reflect pro forma interest income for the nine months ended January 31, 1997 or the fiscal year ended April 30, 1996, due to the insignificance of such amounts.

                         PEREGRINE PHARMACEUTICALS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            FINANCIAL STATEMENTS FOR
                   THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                     AND THE PERIOD FROM SEPTEMBER 16, 1993
                  (DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
                        AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Peregrine Pharmaceuticals, Inc.:


We have audited the accompanying balance sheets of Peregrine Pharmaceuticals, Inc. (a development stage enterprise) (the Company) as of December 31, 1995 and 1996, and the related statements of operations, stockholders' deficit and cash flows for the years then ended and for the period from September 16, 1993 (date of inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Peregrine Pharmaceuticals, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended and for the period from September 16, 1993 (date of inception) through December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company's recurring losses from operations and its accumulated deficit and working capital deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/ss/ DELOITTE & TOUCHE, LLP

February 24, 1997, except Note 10
  as to which the date is April 2, 1997

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEETS
AS OF DECEMBER 31, 1995 AND 1996

-------------------------------------------------------------------------------------------------------------------

                                                                                        1995               1996
                                                                                    -----------        ------------
ASSETS

Cash and cash equivalents                                                           $   358,998         $    15,636
Prepaid expenses and other current assets                                                                     6,000
                                                                                    -----------         -----------

                                                                                    $   358,998         $    21,636
                                                                                    ===========         ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable                                                                    $    69,151         $    38,370
Accrued research fees                                                                   108,792             129,461
Accrued license fees                                                                     75,000             143,750
Accrued legal fees                                                                       72,544             249,304
Accrued payroll and consulting fees                                                      85,930              41,181
Accrued interest payable to stockholders (Note 3)                                                            36,242
Advances payable to stockholders (Note 3)                                                                    45,913
                                                                                    -----------         -----------

      Total current liabilities                                                         411,417             684,221

CONVERTIBLE NOTES PAYABLE TO STOCKHOLDERS
  (Note 3)                                                                                                  750,000

COMMITMENTS (Notes 4 and 5)

STOCKHOLDERS' DEFICIT (Notes 3, 5, 6, 7 and 10):
Preferred stock, $.0001 par value; 859,260 shares authorized:
  Class A convertible preferred stock, 150,000 shares outstanding,
    1995 and 1996 (liquidation preference of $300,000)                                  294,109             294,109
  Class B convertible preferred stock, 100,000 shares outstanding,
    1995 and 1996 (liquidation preference of $450,000)                                  444,108             444,108
  Class C convertible preferred stock, 179,630 shares outstanding,
    1995 and 1996 (liquidation preference of $970,000)                                  926,071             926,071
  Common stock, $.0001 par value; 1,500,000 shares authorized;
    616,612 shares (1995) and 624,833 shares (1996) outstanding                              62                  62
Additional paid-in capital                                                              100,646             142,146
Deficit accumulated during development stage                                         (1,817,415)         (3,219,081)
                                                                                    -----------         -----------

      Net stockholders' deficit                                                         (52,419)         (1,412,585)
                                                                                    -----------         -----------

                                                                                    $   358,998         $    21,636
                                                                                    ===========         ===========



      See independent auditors' report and notes to financial statements.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996

---------------------------------------------------------------------------------------------------------------
                                                                                                  SEPTEMBER 16,
                                                                                                      1993
                                                                                                    (DATE OF
                                                                                                   INCEPTION)
                                                                                                    THROUGH
                                                                                                  DECEMBER 31,
                                                               1995                1996                1996
COSTS AND EXPENSES (Notes 2, 3, 5, 6, 7, 8 and 9):
Research fees                                             $   236,457         $   340,000         $   598,842
License fees                                                  173,558             162,500             343,750
Payroll                                                       198,118             362,272             648,390
Advisor fees                                                  161,239             121,894             374,616
Legal fees                                                    279,788             220,170             545,556
General and administrative:
  Unrelated entities                                           78,613             149,575             361,706
  Affiliates                                                  118,552               9,014             287,881
Interest (primarily to stockholders)                           22,099              36,241              58,340
                                                          -----------         -----------         -----------

NET LOSS                                                  $(1,268,424)        $(1,401,666)        $(3,219,081)
                                                          ===========         ===========         ===========

NET LOSS PER COMMON SHARE (Note 2)                        $     (2.48)        $     (2.26)        $     (5.98)
                                                          ===========         ===========         ===========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING (Note 2)                          510,466             620,756             538,500
                                                          ===========         ===========         ===========




       See independent auditors' report and notes to financial statements.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996

--------------------------------------------------------------------------------------------------------------

                                                        PREFERRED STOCK                 COMMON STOCK
                                                -----------------------------   ------------------------------
                                                   SHARES           AMOUNT         SHARES           AMOUNT
BALANCES, September 16, 1993 (date of
  inception)                                                -   $           -               -    $           -

Common stock issued for cash                                                        2,457,143              246

Recapitalization and reverse stock split                                           (2,457,143)            (246)

Common stock issued for cash and services                                             503,250               51

Net loss for period from September 16, 1993
  through December 31, 1994

                                                -------------   -------------   -------------    -------------
BALANCES, December 31, 1994                                                           503,250               51

Common stock issued for cash                                                          100,000               10

Preferred stock issued for cash
  and conversion of debt, net of
  offering costs of $55,714                           429,630       1,664,288

Common stock issued in exchange for services                                           13,362                1

Net loss
                                                -------------   -------------   -------------    -------------

BALANCES, December 31, 1995                           429,630       1,664,288         616,612               62

Common stock issued in exchange for services                                            8,221
Net loss
                                                -------------   -------------   -------------    -------------

BALANCES, December 31, 1996                           429,630   $   1,664,288         624,833    $          62
                                                =============   =============   =============    =============

--------------------------------------------------------------------------------------------------------------

                                                                                LOSS
                                                      ADDITIONAL               DURING                 NET
                                                       PAID-IN              DEVELOPMENT          STOCKHOLDERS'
                                                       CAPITAL                 STAGE               DEFICIT
BALANCES, September 16, 1993 (date of
  inception)                                         $           -        $           -           $           -

Common stock issued for cash

Recapitalization and reverse stock split

Common stock issued for cash and services                    3,000                                        3,051

Net loss for period from September 16, 1993
  through December 31, 1994                                                    (548,991)               (548,991)

                                                     -------------        -------------           -------------
BALANCES, December 31, 1994                                  3,000             (548,991)               (545,940)

Common stock issued for cash                                29,990                                       30,000

Preferred stock issued for cash
  and conversion of debt, net of
  offering costs of $55,714                                 12,657                                    1,676,945

Common stock issued in exchange for services                54,999                                       55,000

Net loss                                                                     (1,268,424)             (1,268,424)
                                                     -------------        -------------           -------------

BALANCES, December 31, 1995                                100,646           (1,817,415)                (52,419)

Common stock issued in exchange for services                41,500                                       41,500
Net loss                                                                     (1,401,666)             (1,401,666)
                                                     -------------        -------------           -------------

BALANCES, December 31, 1996                          $     142,146        $  (3,219,081)          $  (1,412,585)
                                                     =============        =============           =============


       See independent auditors' report and notes to financial statements.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996

--------------------------------------------------------------------------------------------------------------

                                                                                                 SEPTEMBER 16,
                                                                                                     1993
                                                                                                   (DATE OF
                                                                                                  INCEPTION)
                                                                                                   THROUGH
                                                                                                 DECEMBER 31,
                                                             1995                1996                1996
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                $(1,268,424)        $(1,401,666)        $(3,219,081)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Common stock issued in exchange for services               55,000              41,500              99,500
  Preferred stock issued in exchange for accrued
    interest                                                 12,657                                  12,657
  Changes in operating assets and liabilities:
    Prepaid expenses and other assets                        11,264              (6,000)             (6,000)
    Accounts payable                                         54,905             (30,781)             38,370
    Accrued research fees                                    92,125              20,669             129,461
    Accrued license fees                                     67,308              68,750             143,750
    Accrued legal fees                                       38,554             176,760             249,304
    Accrued payroll and consulting fees                     (24,851)            (44,749)             41,181
    Accrued interest payable to stockholders                                     36,242              36,242
                                                        -----------         -----------         -----------

      Net cash used in operating activities                (961,462)         (1,139,275)         (2,474,616)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of preferred stock                   667,288                               1,165,788
Proceeds from issuance of common stock                       30,051                                  30,051
Proceeds from issuance of notes and advances
  payable to stockholders                                   498,500             795,913           1,294,413
                                                        -----------         -----------         -----------

      Net cash provided by financing activities           1,195,839             795,913           2,490,252
                                                        -----------         -----------         -----------


       See independent auditors' report and notes to financial statements.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996 (CONTINUED)

---------------------------------------------------------------------------------------------------------------

                                                                                                  SEPTEMBER 16,
                                                                                                      1993
                                                                                                    (DATE OF
                                                                                                   INCEPTION)
                                                                                                    THROUGH
                                                                                                  DECEMBER 31,
                                                                    1995             1996            1996
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                            $234,377        $(343,362)        $ 15,636

CASH AND CASH EQUIVALENTS,
  beginning of period                                              124,621          358,998
                                                                  --------        ---------         --------

CASH AND CASH EQUIVALENTS,
  end of period                                                   $358,998        $  15,636         $ 15,636
                                                                  ========        =========         ========

SUPPLEMENTAL INFORMATION:
Interest paid                                                     $  9,424        $      --         $  9,424
Income taxes paid                                                 $     --        $      --         $     --

NONCASH INVESTING AND FINANCING
  ACTIVITIES - Preferred stock issued upon
  conversion of note payable and accrued interest
  to stockholders                                                 $512,657        $      --         $512,657


       See independent auditors' report and notes to financial statements.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996


1.      GENERAL AND NATURE OF OPERATIONS

        Nature of Operations - Peregrine Pharmaceuticals, Inc. (the Company) was incorporated on September 16, 1993 under the laws of the State of Delaware. The Company is considered to be in the development stage as defined under Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. The Company is engaged in research and development of new technologies for use in the production of therapeutic agents for treatment of cancerous tumors.

        Going Concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has incurred losses since inception and has an accumulated deficit at December 31, 1996. Historically, the Company has relied on third parties and investors to fund its operations, and management expects to either receive additional funds in the future or consummate a merger transaction with an unrelated entity. There can be no assurances that this funding will be received. If the Company does not receive additional funding or if the merger is not completed, it will be forced to scale back operations, which could have a material adverse effect on the Company. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required and, ultimately, to attain successful operations.

        In February and March 1997, the Company issued an additional $550,000 in convertible notes payable, the proceeds from which were used to reduce certain short-term liabilities and to fund very near-term operations. Additionally, as of February 24, 1997, the Company was negotiating a potential merger with an unaffiliated entity, Techniclone International Corporation (Techniclone). The merger, if consummated, would provide for the issuance of approximately 5,080,000 shares of Techniclone common stock and the assumption of net liabilities of approximately $400,000 in exchange for all of the outstanding shares of the Company's stock. In conjunction with the merger, certain notes payable and preferred stock will be converted into common stock of the Company (Note 10).


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Cash Equivalents - The Company considers all highly-liquid, short-term investments with an initial maturity of three months or less to be cash equivalents.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996


        Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from these estimates.

        Research and License Fees - Fees from research and license arrangements involving new technologies which provide for specified minimum fees to be paid by the Company and do not include cancellation clauses are expensed upon the earlier of payment of the funding for research or when the obligation is incurred. Fees from research and license arrangements with cancellation clauses are expensed as incurred. Contingent fees related to these agreements are expensed when the contingency is resolved.

        Stock Compensation - The Company periodically issues common stock for services and grants options to purchase the Company's common stock at specified prices. The Company accounts for stock-based compensation issued to employees under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and for stock-based compensation issued to others under SFAS No. 123, Accounting for Stock-Based Compensation.

        The Company measures compensation expense for stock granted for services based on the fair value of the common stock at the date of issuance. The fair value is determined based on the more readily determinable of the value of the service provided or the fair market value of the common stock as determined on a periodic basis by the Company's Board of Directors. Compensation expense for options granted to employees is measured based on the difference between the fair market value of the stock on the date of grant and the option price and is amortized over the related vesting period on a straight-line basis. Compensation expense for options granted to nonemployees is measured based on the difference between the fair value of the option utilizing a Black Scholes formula and the option price and is amortized over the vesting period.

        Income Taxes - The Company accounts for income taxes in accordance with the standards specified in SFAS No. 109, Accounting for Income Taxes.

        Net Loss per Common Share - Net loss per share is calculated by dividing the net loss by the weighted average common shares outstanding. The weighted average common shares outstanding have been computed assuming the recapitalization and reverse stock splits occurred at the date of inception of the Company (Note 6). The effects of possible conversion of preferred stock and/or the exercise of outstanding options and warrants have not been considered, as their effect would be antidilutive.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996


        Pro Forma Financial Information - The pro forma financial information assumes the conversion of the $750,000 in notes payable to shares of common stock at $5.40 per share, excluding payment of accrued interest, which will occur concurrent with the closing of the merger transaction (Note 10).

        Fair Value of Financial Instruments - At December 31, 1996, the Company's financial instruments consist of accounts payable, accrued liabilities, advances to stockholders and convertible notes payable to stockholders. The Company believes the historical value of all financial instruments, except the convertible notes payable to stockholders, approximates the fair market value due to the short-term nature of the related instruments. The fair market value of the convertible notes payable to stockholders approximates $743,500, which reflects a discount on the notes payable for the difference in the interest rate on the notes payable and an estimated interest rate for debt instruments with similar terms.


3.      ADVANCES AND NOTES PAYABLE TO STOCKHOLDERS

        The advances to stockholders represent funds advanced for expenses, were noninterest-bearing and were due on demand. The advances were repaid through the issuance of convertible notes payable in January 1997 (Note
        10).

        In August 1995, the Company issued $500,000 in convertible notes payable to a primary stockholder. The notes bore interest at 8.25% per annum, were convertible into Series C preferred stock and were due on February 29, 1996. The notes payable and accrued interest of $12,657 were converted into Series C preferred stock at $5.40 per share on December 18, 1995. The effect on the statement of operations for the year ended December 31, 1995 had the notes been converted as of the issuance date would not have been material.

        In May and June 1996, the Company issued $750,000 in convertible notes payable to three primary stockholders. The notes bear interest at 8.25% per annum, are due on February 28, 1997, but may be extended with the consent of the noteholders through July 31, 1997, and are convertible into Series D preferred stock at a price to be determined at the time of a subsequent financing. Under the terms of the note agreement, the noteholders received warrants to purchase shares of the future series of preferred stock of the Company equal to the note value divided by the lesser of $6.75 per share or the value of the preferred stock established in the next subsequent financing. The warrants expire in May 2000.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996


        Interest expense related to the notes payable to stockholders amounted to $12,657, $36,242 and $48,899 for the years ended December 31, 1995 and 1996 and the period from September 16, 1993 through December 31, 1996, respectively.

        In conjunction with the acquisition of the Company by Techniclone, the notes payable will be converted into shares of the Company's common stock at $5.40 per share (Note 10). As such, the notes have been classified as noncurrent liabilities in the accompanying financial statements.


4.      COMMITMENTS

        The Company has an employment agreement with an officer of the Company, which expires in December 1997. Under the terms of the agreement, upon termination of employment of the officer, the Company would be required to issue 15,000 shares of the Company's common stock and pay certain severance costs aggregating $153,000. The total future commitment under this agreement, assuming no termination of the employee, amounted to $225,000 at December 31, 1996.

        The Company has entered into consulting agreements with various scientific advisors; such agreements expire through August 1997. The agreements provide that the Company pay fixed fees or issue common stock of the Company in exchange for consulting services. Of the amounts expensed, $55,000, $33,000 and $91,000 were paid through the issuance of common stock for the years ended December 31, 1995 and 1996 and the period from September 13, 1996 through December 31, 1996, respectively. At December 31, 1996, future commitments related to these agreements amounted to $33,250, due in 1997.


5.      LICENSE AND RESEARCH AND DEVELOPMENT AGREEMENTS

        The Company has entered into several license, sublicense and research and development agreements with various entities. The license agreements provide for exclusive, worldwide licensing rights to certain patents and technology in exchange for certain fixed and contingent payments and royalties ranging between 2% and 4% of net sales of the related products. The agreements also provide for reduced royalty payments if the technology is sublicensed or if products incorporate both the licensed technology and another technology. Certain of the agreements are terminable at the discretion of the Company and others are cancelable through 2001. Amounts expensed in conjunction with these agreements amounted to $173,558 in 1995, $162,500 in 1996 and $343,750 for the period from September 16, 1993 through December 31, 1996. Total future fixed commitments, exclusive of royalties, under these agreements are $181,250 for the year ending December 31, 1997 and $100,000 for the year ending December 31, 2000.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996


        Contingent future commitments, exclusive of royalties, are as follows:

        Payments due upon completion of Phase I clinical trials ................$ 37,500
        Annual payments upon patent issuance and until royalties begin .........  50,000
        Payments due upon initiation of Phase II clinical trials ............... 175,000
        Payments due upon completion of Phase II clinical trials ...............  50,000
        Payments upon commercial introduction of the related product or new drug or product license application .............................. 375,000
        Payments upon commercial introduction for each additional new product encompassing related technology .............................. 300,000


        During 1994 and 1995, the Company entered into sponsored research agreements with academic medical institutions affiliated with stockholders of the Company. These agreements expire in 1997. Scheduled payments of approximately $316,000 are required under these agreements during the year ending December 31, 1997.

        Certain of the Company's scientific advisory board members are affiliated with these academic institutions.


6.      STOCKHOLDERS' DEFICIT

        During 1995 and 1996, the Company issued stock for services performed by employees and consultants. Amounts expensed for such exchanges amounted to $55,000, $41,500 and $99,500 for the years ended December 31, 1995 and 1996 and the period from September 13, 1996 through December 31, 1996, respectively, and were based on the more readily determinable value of the service performed or the fair market value of the common stock at the date of issuance.

        During 1995 and 1996, the Company issued various series of preferred stock. The preferred stock is voting stock and includes provisions for: preferences in liquidation; antidilution protection; dividends, when and if declared; conversion into common stock at any time at the option of the holder and automatically at the time of an initial public offering of the Company's common stock for proceeds in excess of specified amounts and redemption at the option of the Company after January 1, 2002 for Series A and Series B.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996


        Terms specific to each series of preferred stock as are follows:

                                                   LIQUIDATION AND      REDEMPTION
           SERIES                  DATE            CONVERSION VALUE        VALUE
           -----                   ----            ----------------     ----------
           Series A           June 1, 1995         $2.00 per share      $2.20 per share
           Series B           June 1, 1995         $4.50 per share      $4.95 per share
           Series C           December 18, 1995    $5.40 per share      None

        Prior to 1995, the Company issued common stock to various individuals for $246. In conjunction with a recapitalization agreement, the initial stockholders agreed to sell their shares back to the Company for the initial purchase price. Concurrent with the recapitalization, the Company declared a 6.1429 to 1 reverse stock split. All per share amounts and weighted average shares outstanding have been adjusted to reflect the recapitalization and reverse stock split as if it had occurred as of September 16, 1993.


7.      STOCK OPTIONS AND STOCK WARRANTS

        In December 1995, the Company approved a stock incentive plan. The plan provides for the issuance of statutory and nonstatutory options to purchase up to 130,000 shares of the Company's common stock at prices to be determined at the discretion of the Board of Directors. During the years ended December 31, 1995 and 1996, the Company granted options to an employee to purchase 4,000 and 2,500 shares, respectively, of the Company's common stock at $0.30 per share. These options were valued at $0.30 per share. The difference between the fair value market value of the stock and the options exercise price has been recorded as being amortized over the vesting period of four years on a straight-line basis.

        In conjunction with the issuance of the $750,000 notes payable, the Company issued warrants to purchase a future series of preferred stock. The number of shares the noteholders would be entitled to purchase was to be determined by dividing the sum of the outstanding note payable balance by the lesser of the price of the subsequent Series D preferred stock price or $6.75 per share. The warrants were scheduled to expire in May 2000; however, they will be canceled upon the closing date of the potential merger transaction with Techniclone (Note 10). The warrants were valued at $9,844, which represents the difference between the amount of interest to be paid under the terms of the related note agreement and the estimated interest that would have been charged on a similar debt instrument at the date of issuance. The value of the warrant is being amortized using the interest method over the term of the related note agreement.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996


8.      INCOME TAXES

        The Company accounts for income taxes under SFAS No. 109, which requires the recognition of deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company's financial statements or tax returns. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

        The valuation allowance increased $501,739 and $569,948 in 1995 and 1996, respectively.

        Net deferred tax assets are comprised of the following at December 31:

                                                                  1996            1995
                                                                  ----            ----
        Net operating loss carryforwards                        $   997,609     $ 539,199
        General business and research and development credits        40,987        16,368
        Accounts payable and other accrued costs                    251,486       164,567
                                                                -----------     ---------

                                                                  1,290,082       720,134
        Less valuation allowance                                 (1,290,082)     (720,134)
                                                                -----------     ---------

        Net deferred taxes                                      $       --      $     --
                                                                ===========     =========

        The Company has net operating loss carryforwards of approximately $2,494,000 at December 31, 1996, which are available to offset future taxable income. These loss carryforwards begin to expire in the year 2008. In addition, the Company has research and development tax credits of approximately $41,000, which are available for future use through the year 2008.

        The items reconciling income taxes applied at the federal statutory rate to the income tax provision recorded for each of the years ended December 31, 1995 and 1996 and the period from September 16, 1993 through December 31, 1996 are primarily net operating loss carryforwards, changes in valuation allowance of deferred tax assets and state taxes (benefit), net of federal effect.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996


9.      RELATED PARTY TRANSACTIONS

        The Company paid certain fees to a stockholder of the Company in exchange for consulting and research and development services provided by this stockholder. Consulting fees to the stockholder charged to operations amounted to $172,000 and $242,800 for the year ended December 31, 1995 and the period from September 16, 1993 through December 31, 1996, respectively.

        In addition, the Company paid certain fees to an entity owned by a stockholder in exchange for administrative services. These amounts totaled $118,552, $9,014 and $193,354 for the years ended December 31, 1995 and 1996 and the period from September 16, 1993 through December 31, 1996, respectively.


10.     SUBSEQUENT EVENTS

        On January 28, 1997, the Company issued $550,000 in convertible notes payable to three primary stockholders and one outside investor group. The notes bear interest at 8.25% per annum, are due on February 28, 1997, but may be extended with the consent of the noteholders through May 1, 1997. The notes are convertible into shares of the Company's common stock at $9.00 per share concurrent with the closing of a potential merger transaction with Techniclone or if the merger transaction is not completed, then into shares of Series D preferred stock at a price to be determined at a future date and at the time of a subsequent financing.

        On April 2, 1997, the Board of Directors and stockholders reached an agreement to merge the Company with Techniclone. Under the terms of the agreement, the stockholders of the Company will receive approximately 5,080,000 shares of Techniclone's common stock, and Techniclone will assume net liabilities of approximately $400,000 in exchange for all of the outstanding stock of the Company.

        In conjunction with the merger, the convertible notes payable of $750,000 will be converted at $5.40 per share and the notes payable of $550,000 will be converted at $9.00 per share immediately prior to the closing of the transaction. Accrued interest on these notes as of the merger closing date will be paid in cash. In addition, an employee will be granted an additional 420,000 shares of the Company's common stock just prior to closing of the transaction, and the warrants on the $750,000 notes payable will be canceled.

        In conjunction with the merger, certain notes payable and preferred stock will be converted into common stock of the Company. On a pro forma basis, the number of common shares of the Company outstanding just prior to the merger would be 1,185,131.